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                                                                     EXHIBIT 5.1


               [LETTERHEAD OF SHARTSIS, FRIESE & GINSBURG, LLP]


                                January 21, 1997





SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, CA  94538

          Re: SyQuest Technology, Inc. Registration Statement on Form S-8 1992 Non-Employee Director Stock Option Plan
               ------------------------------------------------------------

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-8 filed by SyQuest Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the proposed issuance and sale by the Company of up to an additional 250,000 shares of Company Common Stock, par value $.001 per share (the "Common Stock"). As counsel for the Company in connection with the registration, we render the opinion set forth below.

          We have examined, and are familiar with, originals or copies, certified or otherwise authenticated to our satisfaction, of documents, corporate records and other writings which we consider relevant for the purpose of this opinion. We have also reviewed the Restated Certificate of Incorporation, as amended, the Bylaws and pertinent resolutions of the Board of Directors and the shareholders of the Company. In addition, we have ascertained or verified other facts which we deem relevant for the purpose of this opinion.

          In connection with this examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due
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SyQuest Technology, Inc.
January 21, 1997
Page 2

execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

          Based upon the foregoing, and such other legal considerations as we deem appropriate, we are of the opinion that:

          The 250,000 shares of Common Stock proposed to be sold by the Company under the terms of the 1992 Non-Employee Director Stock Option Plan (the "Plan"), when sold and issued in accordance with the terms of the Plan and the Non-Employee Director Stock Option Grant set forth as Exhibit 4.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          SHARTSIS, FRIESE & GINSBURG, LLP


                                          /s/ Shartsis, Friese & Ginsburg, LLP
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